EXHIBIT 99

FOR IMMEDIATE RELEASE                Contact: Peter Loscocco
                                             Director, Public Affairs
   614-225-4127
   Loscocco@bordenchem.com

Borden Chemical, Inc. Announces Its Intention To Register
For An Initial Public Offering Of Its Common Stock

COLUMBUS, Ohio (April 26, 2004) – Borden Chemical, Inc., announced today its intention to file a registration statement with the U. S. Securities and Exchange Commission for an initial public offering of its common stock. The offering is expected to occur early in the third quarter of 2004.

All of the shares of common stock to be sold in the offering will be sold by a selling stockholder of the company, BW Holdings, LLC, an affiliate of Kohlberg Kravis Roberts & Co. Borden Chemical will not receive any of the proceeds from the shares of common stock sold by the selling stockholder.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock of the company.

##

180 East Broad Street Columbus, Ohio 43228 614-225-4000